UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported: April 3, 2007


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


        Delaware                  1-8400               75-1825172
 (State of Incorporation) (Commission File Number)   (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                 (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

AMR Corporation is filing herewith a press release issued on April 3, 2007 by American Airlines, Inc. as Exhibit 99.1, which is included herein. This press release was issued to report March traffic for American Airlines, Inc.




                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  April 5, 2007

                        EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Tuesday, April 3, 2007


           AMERICAN AIRLINES REPORTS MARCH TRAFFIC

      FORT WORTH, Texas - American Airlines, the world's largest airline, reported a March load factor of 82.4 percent - an increase of 1.3 points compared to the same period last year. Traffic decreased 1.4 percent year over year as capacity decreased 2.9 percent.
      Domestic traffic decreased 2.5 percent year over year on 3.4 percent less capacity. International traffic increased by 0.8 percent relative to last year on a capacity decrease of 1.8 percent.
      American boarded 8.6 million passengers in March.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve
250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.
American Airlines is a founding member of the oneworld
Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories.
American Airlines, Inc. and American Eagle Airlines, Inc.
are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)
     Detailed traffic and capacity data are on the following page.

           AMERICAN AIRLINES PASSENGER DIVISION
          COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                EXCLUDES CHARTER SERVICES

                                        March
                                  2007         2006    CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                     11,933,218   12,100,872   -1.4  %
  D.O.T.DOMESTIC             7,854,997    8,054,001   -2.5
  INTERNATIONAL              4,078,221    4,046,871    0.8
  ATLANTIC                   1,521,450    1,553,185   -2.0
  LATIN AMERICA              2,050,371    1,987,986    3.1
  PACIFIC                      506,400      505,700    0.1

AVAILABLE SEAT MILES (000)
 SYSTEM                     14,478,237   14,903,169   -2.9  %
  D.O.T.DOMESTIC             9,328,630    9,661,591   -3.4
  INTERNATIONAL              5,149,607    5,241,578   -1.8
  ATLANTIC                   1,901,041    1,958,519   -2.9
  LATIN AMERICA              2,675,692    2,642,605    1.3
  PACIFIC                      572,874      640,455  -10.6

LOAD FACTOR
 SYSTEM                           82.4 %       81.1 %  1.3  Pts
  D.O.T.DOMESTIC                  84.2         83.3    0.9
  INTERNATIONAL                   79.1         77.2    1.9
  ATLANTIC                        80.0         79.3    0.7
  LATIN AMERICA                   76.6         75.2    1.4
  PACIFIC                         88.3         78.9    9.4

PASSENGERS BOARDED           8,576,165    8,719,416   -1.6  %


SYSTEM CARGO TON MILES (000)   190,247      191,327   -0.6  %



          AMERICAN AIRLINES PASSENGER DIVISION
        COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
               EXCLUDES CHARTER SERVICES

                                  YEAR-TO-DATE   March
                                  2007         2006   CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                     32,566,304   32,996,092   -1.3  %
  D.O.T.DOMESTIC            21,336,086   21,892,246   -2.5
  INTERNATIONAL             11,230,218   11,103,846    1.1
  ATLANTIC                   3,940,194    4,029,530   -2.2
  LATIN AMERICA              5,932,821    5,692,604    4.2
  PACIFIC                    1,357,202    1,381,712   -1.8

AVAILABLE SEAT MILES (000)
 SYSTEM                     41,682,317   42,729,555   -2.5  %
  D.O.T. DOMESTIC           26,794,044   27,652,004   -3.1
  INTERNATIONAL             14,888,273   15,077,551   -1.3
  ATLANTIC                   5,409,703    5,512,033   -1.9
  LATIN AMERICA              7,825,002    7,717,700    1.4
  PACIFIC                    1,653,567    1,847,818  -10.5

LOAD FACTOR
 SYSTEM                           78.1 %       77.2 %  0.9  Pts
  D.O.T.DOMESTIC                  79.6         79.1    0.5
  INTERNATIONAL                   75.4         73.6    1.8
  ATLANTIC                        72.8         73.1   -0.3
  LATIN AMERICA                   75.8         73.7    2.1
  PACIFIC                         82.0         74.7    7.3

PASSENGERS BOARDED          23,299,768   23,650,209   -1.5  %


SYSTEM CARGO TON MILES (000)   523,375      520,803    0.5  %